EXHIBIT 99.1

j2 Global to Present at Two Investor Conferences in March

LOS ANGELES—March 6, 2012—j2 Global, Inc. (NASDAQGS: JCOM), the provider of cloud services for businesses, today announced its participation at two investor conferences in March 2012.

Scott Turicchi, president of j2 Global, will present. Details of the presentations are as follows:

Raymond James' 33rd Annual Institutional Investors Conference
JW Marriott Grande Lakes, Orlando, FL
j2 to present at: Tuesday, March 6, 2012 at 3:25pm EST
Webcast at: http://www.wsw.com/webcast/rj72/jcom/

TAG's 4th Annual Spring Consumer Conference
The InterContinental Hotel, New York Times Square
j2 to present at: Monday, March 27th at 10:45am EST
Webcast at: http://wsw.com/webcast/tag7/jcom/

About j2 Global

j2 Global, Inc. (NASDAQ: JCOM) provides cloud services for business, offering Internet fax, virtual phone, hosted email, email marketing, online backup, unified communications and CRM solutions. Founded in 1995, the company's messaging network spans more than 49 countries on six continents. j2 Global markets its services principally under the brand names eFax®, eVoice®, FuseMail®, Campaigner®, KeepItSafe®, LandslideCRMTM and Onebox®. As of December 31, 2011, j2 Global had achieved 16 consecutive fiscal years of revenue growth. For more information about j2 Global, please visit http://investor.j2global.com/events.cfm.

j2 Global, Inc.
Laura Hinson, 800-577-1790
Laura.hinson@j2global.com

Source: j2 Global